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                                                                   Exhibit 23.10

                                                                          [LOGO]
                                                                        ANDERSEN


                                                             Arthur Andersen S/C
                                                   Praia de Botafogo 300 7 ander
                                                     22250 040 Rio de Janeiro RJ
                                                                www.andersen.com




Consent of Independent Public Accountants



As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-4 filed by Vale Overseas Limited and Companhia Vale do Rio Doce of our report dated January 15, 2001, relating to the financial statements of COMPANHIA HISPANO-BRASILEIRA DE PELOTIZACAO-HISPANOBRAS, translated into US Dollars, for the years ended December 31, 2000, 1999 and 1998, prepared in conformity with generally accepted principles in the United States, which appears in such Registration Statement.



/s/ ARTHUR ANDERSEN S/C

Rio de Janeiro, Brazil

March 21, 2002